                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 23, 1999

                           LAHAINA ACQUISITIONS, INC.
             (Exact name of registrant as specified in its charter)


          Colorado                   0-27480                   84-1325695
(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)             Identification No.)

           5895 Windward Parkway, Suite 200, Alpharetta, Georgia 30005
                    (Address of Principal Executive Offices)

                                 (770) 754-6140
              (Registrant's telephone number, including area code)

              2900 Atlantic Avenue, Fernandina Beach, Florida 32034 (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         The Annual Report on Form 10-K filed by Lahaina Acquisitions, Inc. ("Lahaina" or the "Company") on December 28, 1998 for the fiscal year ended September 30, 1998, Part I, Item 1 "Business, History, Organization and Change of Control" and the Current Report on Form 8-K filed by the Company on December 28, 1998 set forth the history, organization and previous changes of control at the Company.

CHANGE IN CONTROL

On August 23, 1999, LAHA No. 1, Inc., ("LAHA 1"), a wholly-owned subsidiary of the Company, merged with and into The Accent Group, Inc. ("Accent"), an Atlanta-based real estate mortgage financing entity with real estate holdings in Georgia, Tennessee and Florida. In consideration of the surrender of each certificate evidencing shares of Accent Common Stock, Lahaina issued 13,251,000 shares of the Company's Common Stock to the Accent shareholders. The 13,251,000 shares of Common Stock issued in connection with the merger are not registered under the Securities Act.

Upon the consummation of the merger, 4,301,000 of the 13,251,000 shares of Common Stock were issued and delivered to the owners of those shares. The remaining 8,950,000 shares of Common Stock were issued subject to certain conditions of release and may not be released by the Company until such conditions are met. The Board of Directors of the Company, elected on August 23, 1999, determined by unanimous written consent on such date that the conditions of release relating to an additional 5,200,000 shares of Common Stock had been satisfied and that such shares have been released.

The Company redeemed 1,910,000 shares of Series A Preferred Stock held by Mongoose Investments, LLC ("Mongoose") for 415,000 shares of Common Stock.

The Company also borrowed $500,000 under a Convertible Note to raise money to pay its payables as of the date of the closing.

The Agreement and Plan of Merger, the related Amendments to the Agreement and Plan of Merger, the Escrow Agreement, the Convertible Note, the Securities Purchase Agreement related to the Convertible Note and the related Registration Rights Agreement, Stock Pledge Agreement, Escrow Agreement and Warrant are attached as Exhibits to this Form 8-K. Consulting Agreements between the Company and each of Gerald F. Sullivan and Gator Glory, LLC, a Settlement and Release Agreement and a Purchase and Sale Agreement entered into in connection with the merger are incorporated by reference to the Company's Quarterly Report on Form 10-Q filed on August 23, 1999.

As a result of the above transactions, a change in the control of the Company has occurred in that Scott Demerau individually and through Eutopean Enterprises, LLC of which Demerau is a controlling member, and through his wife, owns 5,997,000 shares of the 16,217,343 shares of Common Stock currently outstanding, or approximately 37% of such shares. Family members or entities controlled by family members of Scott Demerau own an additional 2,250,000 shares of Common Stock, or approximately 14% of the issued and outstanding shares of the Company. The conversion of the $500,000 Convertible Note, the exercise of a related Warrant for 50,000 shares and the conversion and exercise of instruments issued in connection with the December 7, 1998 change in control are estimated to result in an additional 1,700,000 to 2,100,000 shares of Common Stock being issued.

Thus, after conversion of all convertible securities, it is likely that the Company will remain in the control of the Demeraus for the foreseeable future.

EFFECTS OF CHANGE IN CONTROL

         CHANGE IN BOARD OF DIRECTORS

         The previous directors of the Company resigned, but, before resigning, elected L. Scott Demerau, Betty Sullivan, Sherry Sagemiller and Bart Siegal as Directors of the Company. The Directors will be paid $500 per meeting held telephonically and $1,000 per meeting held in person.

         The Company is interviewing other persons for membership on the Board of Directors and will elect a fifth Director mutually agreeable to L. Scott Demerau and Richard P. Smyth within 60 days of the Closing of the Merger Agreement.

         The Company indemnifies the past and present Directors to the maximum extent permitted by Colorado law.

         CHANGE IN MANAGEMENT

         The Company has new management. The staff will initially consist of approximately 25 people, including the President and CEO, L. Scott Demerau; the Executive Vice President - Finance and Treasurer, Colman Hoffman; the Executive Vice President - Administration and Secretary, Betty Sullivan; the Assistant Secretary, Sherry Sagemiller; a support staff, accounting staff, marketing staff and real estate and development staff. Auditing services will be provided by outside services. Other staff will be added on an as-needed basis, though it is anticipated that the staff will not increase in the near term.

         CHANGE IN FINANCIAL AND BUSINESS POSITION

         As a result of the change in control, there has been a change in the financial position of the Company. Prior to August 23, 1999, the Company had operations and assets primarily located on Amelia Island, Florida. The Company now has significant assets located in Atlanta, Georgia, Tennessee and Florida, primarily in the form of commercial real estate, residential development and multi-family holdings of Accent. The Company also operates a significant mortgage brokerage operation.

         BRIDGE FUNDING

         In order to raise cash to be used for payment of payables incurred prior to the merger and related transaction costs, the Company borrowed $500,000 from GCA Strategic

         Investment Fund Limited ("GCA") in the form of a $500,000 Convertible Note. The cost associated with the transaction was the issuance of a Warrant to purchase 50,000 shares of Common Stock to GCA.

         The Convertible Note bears interest of 9% per annum and matures on August 18, 2001, if not sooner converted or redeemed. Interest is payable quarterly in cash or, at the option of the Company, in Common Stock on the last days of March, June, September and December, and on the August 18, 2001 maturity date, on a Conversion Date (as defined in the Convertible Note), which is the date on which all or a portion of the Convertible Note is converted into Common Stock, and on the date the principal amount of the Convertible Note shall become automatically due and payable.

         Subject to the Company's redemption rights, the holder of the Convertible Note shall have the right, at its option, at any time from and after the date of issuance of the Convertible Note, convert the principal amount of the Convertible Note, or any portion of such principal amount, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) determined as follows:

         The number of shares of Common Stock to be issued upon each conversion of the Convertible Note shall be determined by dividing the Conversion Amount (as defined below) by the Conversion Price in effect on the date (the "Conversion Date") a Notice of Conversion is delivered. The term "Conversion Amount" means, with respect to the conversion of the Convertible Note, the sum of (1) the principal amount of the Convertible Note to be converted in such conversion, plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in the Convertible Note to the Conversion Date, plus (3) Default Interest, if any on the interest referred to in the immediately preceding clause (2), plus (4) at the holder's option, any amounts owed to the holder under Section 4.3 of the Convertible Note or Sections
         10.1 or 10.4 of the Securities Purchase Agreement. The Conversion Price is $3.50.

         At a Conversion Price of $3.50 and if 500,000 shares of the Convertible Note was converted, approximately 142,000 shares of Common Stock would be issued to the holder of the Convertible Note.

         FUTURE FUNDING PLANS

         The Company intends to continue to evaluate other acquisitions, both in the area of real estate and in other business areas, as a method of increasing its size of operation and value.

         The Company anticipates the need for further funding as it grows its operations, in order to purchase additional real estate properties or operating companies and to make the payments which may be required as a result of other funding activities, including fees, interest or dividends. It expects to accomplish such funding through a combination of debt and equity, from both private and public sources.

         As a result of these activities, the Company expects that additional shares of Common Stock and Preferred Stock in the Company will be issued at future dates, and that these activities will likely have a dilutive effect on the Company and its shareholders. Management believes that debt funding from conventional sources such as banks and real estate lending sources, combined with the issuance of preferred convertible equities, or the use of Common Stock as a form of payment, will be sufficient to fund its operations during this growth period. Success in the implementation of the current business plan is contingent of the availability of such funding sources.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         As described in Item 1, on August 23, 1999, LAHA 1 merged with and into Accent. The Company issued 13,251,000 shares of Common Stock in exchange for the surrender of 1,325,100 shares of Accent Common Stock. As previously indicated, the Agreement and Plan of Merger is filed as an exhibit to this Form 8-K.

         The assets of Accent consist of several parcels of lakefront property and property near interstate exits which Accent either owns or has the option to purchase. Accent has minimal operating capital.

         The President of Accent is L. Scott Demerau, who is now the President and CEO of the Company. See: Item 1: Changes of Control. Prior to the change of control, there was no relationship between the Company and Accent or Demerau.

         The Company intends to continue operating the developed portion of the Accent property and intends to initiate and complete the development of the Accent property when appropriate financing can be obtained.

         The Accent property is estimated to have a value of approximately $18.8 million. This value is calculated by management and is not supported by an appraisal.

ITEM 5. OTHER EVENTS

CHANGE IN COMPANY HEADQUARTERS LOCATION

As of the date of this filing the Company has relocated its Corporate Offices to 5895 Windward Parkway, Suite 200, Alpharetta, Georgia 30005. Its phone number is
(770) 754-6140.

INTENTION TO FILE FORM S-1

In conjunction with the issuance of the Convertible Note and the Warrant, the Company intends to file a post-effective amendment to its registration statement no. 333-74607 on Form S-1 with the Securities and Exchange Commission within the next 30 days. The post-effective amendment to the Form S-1 will further detail the Company's business strategy and will cover the registration of 2,100,000 shares of the Common Stock, amended to include shares issuable upon conversion of the Convertible Note and the exercise of the Warrant. The number of shares was determined based on the current requirements for registration contained in the Convertible Note and Warrant.

Item 7.  Financial Statements and Exhibits

(b)      Pro Forma Financial Information. (to be filed by amendment)

(c)      Exhibits. (See following page.)

                                    EXHIBITS

Exhibit Number
--------------

2.1      Agreement and Plan of Merger by and among Lahaina Acquisitions, Inc., LAHA No. 1,
         Inc., Mongoose Investments, LLC, The Accent Group, Inc. and Accent Mortgage
         Services, dated as of July 21, 1999.

2.2      Amendments to the Agreement and Plan of Merger by and among Lahaina Acquisitions,
         Inc., LAHA No. 1, Inc., Mongoose Investments, LLC, The Accent Group, Inc. and
         Accent Mortgage Services,  dated as of August 19, 1999.

10.1     Securities Purchase Agreement by and between Lahaina Acquisitions, Inc. and GCA
         Strategic Investment Fund Limited, dated as of August 19, 1999.

10.2     9% Convertible Note of Lahaina Acquisitions, Inc. payable to GCA Strategic Investment
         Fund Limited in the principal amount of $500,000.

10.3     Registration Rights Agreement by and between Lahaina Acquisitions, Inc. and GCA
         Strategic Investment Fund Limited, dated as of August 19, 1999.

10.4 Common Stock Purchase Warrant in the amount of 50,000 shares to be issued by Lahaina Acquisitions, Inc. and purchased by LKB Financial, LLC.

10.5     Stock Pledge Agreement by and between Mongoose Investments, LLC and GCA Strategic
         Investment Fund Limited, dated as of August 18, 1999.

10.6     Escrow Agreement by and among Lahaina Acquisitions, Inc., GCA Strategic Investment
         Fund Limited and Kim T. Stevens, Esq., dated as of August 19, 1999.

10.7     Consulting Agreement by and between Gerald F. Sullivan and Lahaina
         Acquisitions, Inc., dated as of June 1, 1999 (1).

10.8     Consulting Agreement by and between Gator Glory, LLC and Lahaina Acquisitions, Inc., dated as of June 1, 1999 (1).

10.9     Settlement and Release Agreement by and between Lahaina Acquisitions, Inc. and Sherry
         Klein, dated as of June 30, 1999 (1).

10.10    Purchase and Sale Agreement by and between Lahaina Acquisitions, Inc. and Mongoose
         Investments, LLC, dated as of June 30, 1999 (1).

10.11    Escrow Agreement by and among Lahaina Acquisitions, Inc., LAHA No. 1, Inc.,
         Mongoose Investments, LLC, The Accent Group, Inc., Accent Mortgage Services, Inc.
         and Altman, Kritzer & Levick, P.C., dated as of August 16, 1999.

99.1     Form of Press Release dated July 22, 1999.

99.2     Form of Press Release dated August 4, 1999.

99.3     Form of Press Release dated August 5, 1999.

(1) Incorporated by reference to the Company's Quarterly Report on Form 10-Q, filed on August 23, 1999.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      LAHAINA ACQUISITIONS, INC.



Date: August 30, 1999                 By: /s/ L. Scott Demerau
                                          -------------------------------------
                                          L. Scott Demerau
                                          Chief Executive Officer and President